Exhibit 10.37

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 18, 2011 (as amended, supplemented or restated from time to time, this “Agreement”), is entered into by and between MHI Hospitality Corporation, a Maryland corporation (the “Company”), and Richmond Hill Capital Partners, LP, a Delaware limited partnership (“RHCP”), and Essex Illiquid, LLC, a Delaware limited liability company (together with RHCP, the “Investors”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investors (the “Securities Purchase Agreement”), the Investors have agreed to purchase from the Company, and the Company has agreed to sell and issue to the Investors, a total of 25,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock;

WHEREAS, as contemplated by the terms of, and as an inducement and condition precedent to the Investors entering into the Securities Purchase Agreement, the Company has agreed to issue to the Investors one or more warrants (the “Warrant”), to purchase, upon the terms set forth therein, a total of 1,900,000 shares of the Company’s common stock, par value $0.01 per share (as further defined below, “Common Stock”); and

WHEREAS, in connection with and as contemplated by the terms of the Warrant, the Company desires to grant to the Investors certain registration rights with respect to the Common Stock issuable upon the exercise of the Warrant.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, the term “control” (including the terms “controlling” and “controlled”) when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Board” means the board of directors of the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split, or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, reclassification, recapitalization, merger, consolidation or other corporate reorganization).

“Demand Notice” has the meaning set forth in Section 2(a).

“Demand Registration” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holders” means the Investor Holders and their Permitted Third-Party Transferees.

“Holding Period” means the period ending on the 180th day following the date of this Agreement.

“Investor Holders” means the Investors and their Permitted Affiliate Transferees.

“Permitted Affiliate Transferee” means any transferee of all or any portion of the Registrable Securities held by an Investor that is an Affiliate of such Investor and has agreed in writing for the benefit of the Company to be bound by the provisions of this Agreement.

“Permitted Third-Party Transferee” means (i) any transferee (other than an Investor Holder or a Permitted Affiliate Transferee) of all or any portion of the Registrable Securities held by an Investor Holder or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Permitted Third-Party Transferee, in each case, that has agreed in writing for the benefit of the Company to be bound by the provisions of this Agreement.

“Person” means an individual or a corporation, partnership, joint venture, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 4(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, with respect to any Holder: (a) any shares of Common Stock held by such Holder at any time or issuable upon conversion, exercise or exchange of any securities (including, without limitation, the Warrant) held by such Holder at any time; and (b) any other securities issued or issuable with respect to any shares described in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, distribution, reclassification, recapitalization, merger, consolidation or other corporate reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such Registration Statement; (ii) such securities have been sold to the public pursuant to and in compliance with all applicable conditions of Rule 144; (iii) such securities may be sold to the public in a single transaction pursuant to and in compliance with all applicable conditions of Rule 144; (iv) such securities otherwise have been transferred, the Company has delivered to the transferee a new certificate or other evidence of ownership for such securities not bearing a Securities Act restricted security legend and such securities may be resold or otherwise transferred by such transferee without subsequent registration under the Securities Act; or (v) such securities have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus or free writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents or materials incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the Holders of Registrable Securities required to be paid by the Company pursuant to Section 7.

“Shelf Registration Statement” means a Registration Statement filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415 under the Securities Act.

“Shelf Underwritten Offering” has the meaning set forth in Section 3(b).

“Short-Form Registration” has the meaning set forth in Section 3(a).

“WKSI” has the meaning set forth in Section 3(a).

Section 2. Demand Registration.

(a) At any time and from time to time following the last day of the Holding Period, the Investor Holders may request in writing that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities held by the Investor Holders (each, a “Demand Notice”). Promptly after its receipt of any Demand Notice (but in no event later than 10 business days following receipt thereof), the Company shall deliver written notice thereof to all other Holders and shall use commercially reasonable efforts to file, as promptly as practicable but in no event later than 45 days after its receipt of such Demand Notice, a Registration Statement covering all Registrable Securities that have been requested to be registered (i) in the Demand Notice and (ii) by any other Holders by written notice to the Company delivered within 10 days after the date on which the Company has given such Holders notice of the Demand Notice, in accordance with the methods(s) of distribution specified by the Investor Holders in the Demand Notice. Any registration requested pursuant to this Section 2(a) or pursuant to Section 3(a) is referred to herein as a “Demand Registration.”

(b) Subject to Section 3(a), the Company shall not be required to effect more than two Demand Registrations (other than non-underwritten Short-Form Registrations pursuant to Section 3) and Shelf Underwritten Offerings in the aggregate; provided, that a Registration Statement shall not count as a Demand Registration requested under Section 2(a) unless and until it has become effective and the Holders requesting such registration are able to register and sell at least 50% of the Registrable Securities requested to be included in such registration. The Company shall not be obligated to effect any Demand Registration if the Registrable Securities to be included in such Registration Statement do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions), determined by the Company in good faith, of at least $1,000,000. The Company shall not be obligated to effect any Demand Registration during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on the 180th day immediately following the effective date of, any registration statement pertaining to securities of the Company (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable or (ii) a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public). The Company may postpone for up to 180 days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate reorganization, capital transaction or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Investor Holders shall be entitled to withdraw the Demand Notice relating to such Demand Registration and, if such Demand Notice is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any period of 12 consecutive months.

(c) If the Investor Holders make a Demand Notice and elect to distribute the Registrable Securities covered thereby in an underwritten offering, they shall so advise the Company as a part of the Demand Notice and the Company shall include such information in its notice to the other Holders. The Investor Holders shall select the managing underwriter(s) in connection with such offering, subject to the prior written approval (not to be unreasonably withheld) by the Company of such managing underwriter(s).

(d) If a Demand Registration involves an underwritten offering and the managing underwriter advises the Company and the Investor Holders in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration: (i) first, the number of shares of Common Stock that the Holders propose to sell, allocated pro rata among the respective Holders thereof on the basis of the number of Registrable Securities owned by each such Holder; and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock), allocated among such Persons in such manner as they may agree.

(e) The Company shall not include in any Demand Registration that does not involve an underwritten offering any securities which are not Registrable Securities without the prior written consent (not to be unreasonably withheld) of the Investor Holders.

Section 3. Short-Form Registration.

(a) (i) At all times following the last day of the Holding Period, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form (a “Short-Form Registration”) and, if available to the Company, such Short-Form Registration shall be a Shelf Registration Statement that shall provide for the offer and sale of Registrable Securities by the Holders from time to time. At any time and from time to time following the last day of the Holding Period, the Investor Holders shall be entitled to up to two non-underwritten Short-Form Registrations per calendar year, if available to the Company, with respect to the Registrable Securities held by the Investor Holders in addition to the registration rights provided in Section 2. The Company shall pay all expenses (subject to and in accordance with Section 7) in connection with any Short-Form Registration. If any Demand Registration is proposed to be a Short-Form Registration and an underwritten offering, if the managing underwriter(s) shall advise the Company and the Investor Holders that, in its good faith opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-11 (or any successor or similar registration statement) or to include in such registration statement information not required to be included in a Short-Form Registration, then the Company shall file a registration statement on Form S-11 or supplement the Short-Form Registration as reasonably requested by such managing underwriter(s). A Short Form Registration that is an underwritten offering shall count as a “Demand Registration” pursuant to Section 2 for purposes of calculating how many “Demand Registrations” the Investor Holders have requested.

(ii) Upon the filing of any Short-Form Registration, the Company shall use commercially reasonable efforts to keep such Short-Form Registration effective with the Commission continuously at all times and to re-file such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the Prospectus related to such Short-Form Registration as may be reasonably requested by the Investor Holders, or as otherwise required by applicable law or regulation, until such time as all Registrable Securities that could be sold in such Short-Form Registration are no longer Registrable Securities.

(iii) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Notice for a Short-Form Registration is submitted to the Company and such Demand Notice requests that the Company file a Shelf Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, which covers those Registrable Securities which are requested to be registered. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a new Shelf Registration Statement on Form S-3 or, if such form is not available, Form S-11, have such Shelf Registration Statement declared effective by the Commission and keep such Registration Statement effective during the period during which such Short-Form Registration is required to be kept effective in accordance with Section 3(a)(ii).

(b) Any offering under a Shelf Registration Statement shall be underwritten (a “Shelf Underwritten Offering”) at the written request of Holders of Registrable Securities under such Shelf Registration Statement that hold in the aggregate at least 50% of such Registrable Securities. The Holders of a majority of the Registrable Securities proposed to be included in such underwritten offering shall select the managing underwriter(s) in connection with such offering, subject to the prior written approval (not to be unreasonably withheld) by the Company of such managing underwriter(s).

(c) If a Shelf Registration is a Shelf Underwritten Offering and the managing underwriter advises the Company and the Holders of Registrable Securities in writing that in its opinion the number of Registrable Securities proposed to be included in such offering exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such Shelf Registration the number of shares of Common Stock requested to be included therein by Holders of Registrable Securities, allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree.

Section 4. Piggyback Registration.

(a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable or (ii) a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 20 days prior to the filing of such Registration Statement) to the Holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 4(b) and 4(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Holders of Registrable Securities within 10 days after the Company’s notice has been given to each such Holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of this Agreement.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Holders of Registrable Securities (if any Holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by Holders of Registrable Securities, allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the Holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the managing underwriter(s) in connection with such offering.

Section 5. Lock-up Agreement. Each Holder of Registrable Securities agrees that in connection with any public offering of the Company’s Common Stock or other equity securities, and upon the request of the managing underwriter in such offering, such Holder shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed 90 days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 5 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a), 3(a) or 4(a), and shall be applicable to the Holders of Registrable Securities only if all officers and directors of the Company and all stockholders owning more than 10% of the Company’s outstanding Common Stock are subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 5, each Holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 5 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 10% of the outstanding Common Stock.

Section 6. Registration Procedures. If and whenever the Holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a) subject to Sections 2(a) and 3(a), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and, if such Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c) at least 10 business days before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by Holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d) notify each selling Holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e) furnish to each selling Holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling Holder requests and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(f);

(g) promptly notify each selling Holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of the foregoing in connection with such Registration Statement;

(i) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the Holders of a majority of such Registrable Securities;

(k) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(l) otherwise comply with all applicable rules and regulations of the Commission and use commercially reasonable efforts to make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(m) furnish to each selling Holder of Registrable Securities and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(n) without limiting Section 6(f) above, use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o) notify the Holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p) advise the Holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q) if any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such Holder is or might be deemed to be an underwriter or a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included (including, without limitation, language to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder shall assist in meeting any future financial requirements of the Company), or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder;

(r) otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

Section 7. Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the Holders of Registrable Securities participating in such registration as a group (selected by, in the case of a Demand Registration, the Investor Holders, and, in the case of all other registrations hereunder, the Holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Holder.

Section 8. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, such Holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such Holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

(b) In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the Holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify shall be several, not joint and several, for each Holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

Section 9. Rule 144 Compliance. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(c) furnish to any holder so long as the Holder owns Registrable Securities, upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such Holder may reasonably request in connection with the sale of Registrable Securities without registration.

Section 10. Participation in Underwritten Offerings. No Person may participate in any underwritten offerings hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights provided for hereunder; provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its shares of Common Stock to be sold in the offering and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 8.

Section 11. Suspension of Use of Registration Statement.

(a) If the Board determines in its good faith judgment that the filing of a Shelf Registration Statement under Section 3(a) or the use of any related Prospectus would be materially detrimental to the Company because such action would require the disclosure of material information the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company to the Holders which shall be signed by the Chief Executive Officer, President or any Executive Vice President of the Company certifying thereto, the rights of the Holders to offer, sell or distribute Registrable Securities pursuant to a Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Shelf Registration Statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 11(a) is no longer necessary and they may resume use of the applicable Prospectus and (ii) the date upon which copies of the applicable supplemented or amended Prospectus is distributed to the Holders; provided, that the Company shall not be entitled to exercise any such right more than two times in any 12-month period or less than 30 days from the termination of the prior suspension period; and, provided further, that such exercise shall not prevent the Holders from being entitled to at least 180 days of effective registration with respect to the Shelf Registration Statement in any 365-day period. The Company agrees to give the notice under subsection (i) above as promptly as practicable following the date that such suspension of rights is no longer necessary.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company had occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute Registrable Securities pursuant to a Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a Shelf Registration Statement, and the Company shall use its reasonable best efforts to file the required reports or obtain and file the financial information required to be included or incorporated by reference, as applicable, as promptly as practicable, and shall notify the Holders as promptly as practicable when such is no longer required.

Section 12. Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders of Registrable Securities in this Agreement.

Section 13. Termination. This Agreement shall terminate and be of no further force or effect when no Holder holds any Registrable Securities; provided, that the provisions of Sections 7, 8 and 14 shall survive any such termination.

Section 14. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement or take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of any Holder of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14(b)).

If to the Company:	410 West Francis Street Williamsburg, VA 23185 Facsimile: (757) 564-8801 E-mail: drewsims@mhihospitality.com Attention: Andrew M. Sims, Chief Executive Officer

with a copy to:	Baker & McKenzie LLP Facsimile: (202) 416-6955 E-mail: thomas.egan@bakermckenzie.com Attention: Thomas J. Egan, Jr.

If to any Holder, to such Holder’s address as set forth on its signature page hereto or in the register of stockholders maintained by the Company.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, the provisions of this Agreement which are for the benefit of Holders shall be for the benefit of and enforceable by any Permitted Affiliate Transferee and any Permitted Third Party Transferee. Notwithstanding anything to the contrary in this Agreement, the Company may assign this Agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or stock of the Company to any of its subsidiaries or Affiliates, and, upon the consummation of any such merger, reorganization, sale, transfer or contribution, such subsidiary or Affiliate shall automatically and without further action assume all of the obligations and succeed to all the rights of the Company under this Agreement.

(d) No Third-Party Beneficiaries. Except as set forth in Section 8, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

(e) Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(f) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(h) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) Entire Agreement. This Agreement, together with the Warrant and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Warrant, the terms and conditions of this Agreement shall control.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MHI HOSPITALITY CORPORATION

By:	/s/ David R. Folsom
Name: David Folsom
Title: President and COO

RICHMOND HILL CAPITAL PARTNERS, LP

By:	Richmond Hill Investment Co., LP, the Investment Manager

By:	/s/ Ryan P. Taylor
Name: Ryan P. Taylor
Title: Authorized Signatory

ESSEX ILLIQUID, LLC

By:	Essex Equity Capital Management, LLC, the Investment Manager

By:	/s/ Ryan P. Taylor
Name: Ryan P. Taylor
Title: Authorized Signatory

19